Exhibit 99.1

****** T +****** F +****** ******

August 7, 2017

Via E-mail

K12 Inc.

2300 Corporate Park Drive

Herndon, VA 20171

Attention: Howard Polsky, General Counsel and Secretary

Email: ******

Dear Howard:

This letter will confirm my resignation as a member of the Board of Directors of K12 Inc. (the “Company”) and any committee thereof on which I may serve, effective as of today, August 7, 2017.

My decision to resign is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

I have appreciated the opportunity to have served on the Company’s Board of Directors and wish you continued success.

Very truly yours,

/s/ Jon Q. Reynolds, Jr.
Jon Q. Reynolds, Jr.

*  Personal Information Omitted